A. M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

- At ALPHA IR -
Analyst Contact:
Chris Hodges
(312) 445-2870
Email: CAS@alpha-ir.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
TUESDAY, OCTOBER 28, 2014

A. M. CASTLE & CO. REPORTS THIRD QUARTER 2014 RESULTS

Company achieves operating expense target for Q3 2014

OAK BROOK, IL, OCTOBER 28th - A. M. Castle & Co. (NYSE: CAS) (“the Company”), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today reported financial results for the third quarter ended September 30, 2014.

Consolidated net sales were $245.5 million for the three months ended September 30, 2014, compared to $253.7 million in the third quarter of 2013 and $249.5 million in the second quarter of 2014.  The Company reported a third quarter 2014 net loss of $7.3 million, or a loss of $0.31 per diluted share. Third quarter 2013 net loss was $6.9 million, or $0.30 per diluted share, and second quarter of 2014 net loss was $72.3 million, or $3.10 per diluted share, which included a $56.2 million non-cash goodwill impairment charge.  Adjusted non-GAAP net loss for third quarter of 2014 was $12.9 million compared to adjusted non-GAAP net loss of $6.9 million in the third quarter of 2013. The Company reported third quarter 2014 EBITDA of $6.5 million, driven by a $5.5 million gain on the sale of fixed assets in Houston that was included in restructuring activity, compared to EBITDA of $5.4 million in the third quarter of 2013. Third quarter 2014 adjusted EBITDA was $0.8 million compared to adjusted EBITDA of $5.4 million in the third quarter of 2013.

"While we did not achieve the top-line growth that we had anticipated during the third quarter, we are encouraged that sales remained relatively constant for the first three quarters of 2014, and we saw sequential improvement in daily revenue and sales volumes during the third quarter. Our customer base remains stable and is benefiting from our hard work, which can be seen by the fact that our on-time delivery is trending to the highest level since the Oracle implementation was completed in 2007," said Scott Dolan, CEO of A. M. Castle. "Earlier in the third quarter, sales volumes were negatively impacted by branch consolidation execution issues in our plate and oil and gas businesses. Those issues have been remediated. Our team made significant progress during the third quarter toward completing our inventory deployment initiative to better align inventory across our organization, and we have started to realize improved sales results from the markets that were in the first phase. We expect to realize the full benefits of our inventory investment and deployment strategy in 2015."

Net sales from the Metals segment during the third quarter of 2014 were $210.7 million, which was 4.2% lower than the third quarter of 2013 and 1.6% lower than the second quarter of 2014. Pricing was down 2.5% and sales volumes declined 1.4% compared to the third quarter of 2013. The decline in net sales of the Metals segment from the second quarter of 2014 was primarily driven by lower volumes, which was partially offset by favorable pricing.

In the Plastics segment, third quarter 2014 net sales were $34.8 million which was 3.2% higher than the third quarter of 2013. The automotive and home goods markets drove solid performance in our Plastics segment in third quarter 2014.

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Gross material margins were 24.9% in the third quarter of 2014, compared to 26.4% in the third quarter of 2013 and 23.2% in the second quarter of 2014. Gross material margins included a $0.4 million LIFO charge in the third quarter of 2014 compared to LIFO income of $2.4 million in the third quarter of 2013. The second quarter of 2014 gross material margin included no LIFO adjustments and $4.4 million of unfavorable inventory adjustments.

Excluding restructuring activity, operating expenses were $66.0 million in the third quarter of 2014 compared to $69.1 million in the third quarter of 2013. Second quarter 2014 operating expenses were $72.8 million excluding restructuring activity and goodwill impairment charges.

Net cash used in operations was $12.3 million during the third quarter of 2014 as $33.0 million of cash was used for additional investments in inventory. The Company had $27.0 million of borrowings under its revolving credit facility at September 30, 2014 and $88.1 million of additional borrowing capacity available. There were no borrowings under the revolving credit facility at December 31, 2013 and $22.9 million at June 30, 2014. The Company’s net debt-to-capital ratio was 53.9% at September 30, 2014 compared to 38.7% at December 31, 2013 and 51.3% at June 30, 2014.  Total debt outstanding, net of unamortized discount, was $276.9 million at September 30, 2014, $246.0 million at December 31, 2013 and $270.9 million at June 30, 2014. Refer to the ‘Total Debt’ table below for details related to the Company’s outstanding debt obligations.

Dolan concluded, "Operating costs for the quarter were in line with our target of $65 million to $67 million. Frictional costs incurred during the first half of 2014 have been largely managed out of the business. Going forward, our near-term operating cost target remains at approximately $65 million per quarter. We remain committed to enhancing our continuous improvement culture, and we will continue to focus on controlling our costs. Now that we are nearing completion of the inventory deployment initiative, we expect the freight cost impact on cost of materials to decrease and gross material margins to return to our more normal historical range of 25% to 26%. We are focused on driving revenue growth through transactional sales with proper inventory alignment and contractual business with improved strategic account relationships."

Webcast Information
Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the third quarter and discuss business conditions and outlook.  The call can be accessed via the internet live or as a replay.  Those who would like to listen to the call may access the webcast through a link on the investor relations page of the Company’s website at http://www.amcastle.com/investors/default.aspx or by calling (888) 517-2513 or (847) 619-6533 and citing code 9042 182#.  A supplemental presentation accompanying the webcast can also be accessed at the link provided at the investor relations page of the Company's website.

An archived version of the conference call webcast will be available for replay at the link above approximately three hours following its conclusion, and will remain available until the next earnings conference call.

About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy.  Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries.  Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon.  Through its wholly-owned subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle and its affiliated companies operate out of 46 service centers located throughout North America, Europe and Asia.  Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

Regulation G Disclosure
This release and the financial statements included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

EX-2-

In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides investors, analysts and other interested parties with additional information in analyzing the Company’s operating results.  Adjusted non-GAAP net income and adjusted EBITDA, which are defined as reported net income and EBITDA adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results,  are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance.  Management uses EBITDA, adjusted non-GAAP net income and adjusted EBITDA to evaluate the performance of the business.

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release.  Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” "should," or similar expressions.  These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.  All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

EX-3-

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	For the Three Months Ended		For the Nine Months Ended
(Dollars in thousands, except per share data)
Unaudited	September 30,		September 30,
	2014	2013	2014	2013
Net sales	$245,469	$253,713	$748,371	$819,837
Costs, expenses and (gains):
Cost of materials (exclusive of depreciation and amortization)	184,417	186,758	564,513	607,650
Warehouse, processing and delivery expense	34,440	34,808	106,568	106,212
Sales, general, and administrative expense	25,185	27,886	84,280	85,428
Restructuring activity	(5,147)	885	(3,501)	8,703
Depreciation and amortization expense	6,399	6,400	19,389	19,604
Impairment of goodwill	—	—	56,160	—
Operating income (loss)	175	(3,024)	(79,038)	(7,760)
Interest expense, net	(10,148)	(10,177)	(29,988)	(30,455)
Other (expense) income	(2,335)	166	(1,427)	(1,388)
Loss before income taxes and equity in earnings of joint venture	(12,308)	(13,035)	(110,453)	(39,603)
Income taxes	2,770	4,271	8,918	13,455
Loss before equity in earnings of joint venture	(9,538)	(8,764)	(101,535)	(26,148)
Equity in earnings of joint venture	2,213	1,853	5,914	4,816
Net loss	$(7,325)	$(6,911)	$(95,621)	$(21,332)
Basic loss per share	$(0.31)	$(0.30)	$(4.10)	$(0.92)
Diluted loss per share	$(0.31)	$(0.30)	$(4.10)	$(0.92)
EBITDA (a)	$6,452	$5,395	$(55,162)	$15,272
(a) Earnings (loss) before interest, taxes, and depreciation and amortization. See reconciliation to net loss below.

Reconciliation of EBITDA and of adjusted EBITDA to net loss:	For the Three Months Ended		For the Nine Months Ended

(Dollars in thousands)	September 30,		September 30,
Unaudited	2014	2013	2014	2013
Net loss	$(7,325)	$(6,911)	$(95,621)	$(21,332)
Depreciation and amortization expense	6,399	6,400	19,389	19,604
Interest expense, net	10,148	10,177	29,988	30,455
Income taxes	(2,770)	(4,271)	(8,918)	(13,455)
EBITDA	6,452	5,395	(55,162)	15,272
Non-GAAP net loss adjustments (b)	(5,616)	17	51,325	10,505
Adjusted EBITDA	$836	$5,412	$(3,837)	$25,777
(b) Non-GAAP net loss adjustments relate to restructuring activity and unrealized (gains) losses for commodity hedges for all periods presented and impairment of goodwill for the nine months ended September 30, 2014. Refer to 'Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss' table.

EX-4-

CONDENSED CONSOLIDATED BALANCE SHEETS	As of
(In thousands, except par value data)	September 30,	December 31,
Unaudited	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$11,805	$30,829
Accounts receivable, less allowances of $3,130 and $3,463	148,226	128,544
Inventories, principally on last-in first-out basis (replacement cost higher by $130,076 and $130,854)	252,697	214,900
Prepaid expenses and other current assets	12,307	9,927
Deferred income taxes	—	3,242
Income tax receivable	3,738	3,249
Total current assets	428,773	390,691
Investment in joint venture	46,247	41,879
Goodwill	12,973	69,289
Intangible assets, net	59,962	69,489
Prepaid pension cost	17,245	16,515
Other assets	17,824	15,265
Property, plant and equipment
Land	4,470	4,917
Buildings	53,061	53,252
Machinery and equipment	184,190	179,632
Property, plant and equipment, at cost	241,721	237,801
Less - accumulated depreciation	(168,603)	(161,107)
Property, plant and equipment, net	73,118	76,694
Total assets	$656,142	$679,822
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$111,112	$69,577
Accrued liabilities	38,834	30,007
Income taxes payable	—	1,360
Deferred income taxes	247	—
Current portion of long-term debt	734	397
Total current liabilities	150,927	101,341
Long-term debt, less current portion	276,140	245,599
Deferred income taxes	4,214	10,733
Other non-current liabilities	4,004	5,646
Pension and post retirement benefit obligations	6,407	6,609
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value—9,988 shares authorized (including 400 Series B Junior Preferred $0.00 par value shares); no shares issued and outstanding at September 30, 2014 and December 31, 2013	—	—
Common stock, $0.01 par value—60,000 shares authorized and 23,610 shares issued and 23,485 outstanding at September 30, 2014 and 23,471 shares issued and 23,409 outstanding at December 31, 2013	236	234
Additional paid-in capital	225,568	223,893
Retained earnings	9,656	105,277
Accumulated other comprehensive loss	(19,420)	(18,743)
Treasury stock, at cost—125 shares at September 30, 2014 and 62 shares at December 31, 2013	(1,590)	(767)
Total stockholders' equity	214,450	309,894
Total liabilities and stockholders' equity	$656,142	$679,822

EX-5-

CONSOLIDATED STATEMENTS OF CASH FLOWS	For the Nine Months Ended
(Dollars in thousands)	September 30,
Unaudited	2014	2013
Operating activities:
Net loss	$(95,621)	$(21,332)
Adjustments to reconcile net loss to net cash (used in) from operating activities:
Depreciation and amortization	19,389	19,604
Amortization of deferred financing costs and debt discount	5,702	5,283
Impairment of goodwill	56,160	—
Gain on sale of fixed assets	(5,606)	(2)
Unrealized (gains) losses on commodity hedges	(1,334)	566
Equity in earnings of joint venture	(5,914)	(4,816)
Dividends from joint venture	1,546	3,492
Deferred tax benefit	(8,043)	(14,523)
Other, net	949	606
Increase (decrease) from changes in:
Accounts receivable	(20,922)	(9,107)
Inventories	(39,690)	59,028
Prepaid expenses and other current assets	(2,593)	(1,034)
Other assets	2,558	(167)
Prepaid pension costs	518	(261)
Accounts payable	43,796	18,290
Income taxes payable and receivable	(2,179)	(1,147)
Accrued liabilities	7,182	10,001
Postretirement benefit obligations and other liabilities	(731)	1,221
Net cash (used in) from operating activities	(44,833)	65,702
Investing activities:
Capital expenditures	(8,725)	(7,582)
Proceeds from sale of fixed assets	7,148	765
Net cash used in investing activities	(1,577)	(6,817)
Financing activities:
Short-term debt repayments	—	(501)
Proceeds from long-term debt	222,789	115,300
Repayments of long-term debt	(195,343)	(155,192)
Other financing activities	193	1,516
Net cash from (used in) financing activities	27,639	(38,877)
Effect of exchange rate changes on cash and cash equivalents	(253)	(121)
Net change in cash and cash equivalents	(19,024)	19,887
Cash and cash equivalents—beginning of year	30,829	21,607
Cash and cash equivalents—end of period	$11,805	$41,494

EX-6-

Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss:	For the Three Months Ended		For the Nine Months Ended
(Dollars in thousands, except per share data)
Unaudited	September 30,		September 30,
	2014	2013	2014	2013
Net loss, as reported	$(7,325)	$(6,911)	$(95,621)	$(21,332)
Restructuring activity (a)	(5,147)	885	(3,501)	9,939
Impairment of goodwill	—	—	56,160	—
Unrealized (gains) losses on commodity hedges	(469)	(868)	(1,334)	566
Tax effect of adjustments	—	9	(7,260)	(3,772)
Adjusted non-GAAP net loss	$(12,941)	$(6,885)	$(51,556)	$(14,599)
Adjusted non-GAAP basic loss per share	$(0.55)	$(0.30)	$(2.21)	$(0.63)
Adjusted non-GAAP diluted loss per share	$(0.55)	$(0.30)	$(2.21)	$(0.63)
(a) Restructuring activity includes costs associated with the write-off of inventory included in cost of materials within the condensed consolidated statement of operations for the nine months ended September 30, 2013 and costs (gains) recorded to the restructuring activity line item within the condensed consolidated statements of operations for all periods presented.

Total Debt:	As of
(Dollars in thousands)	September 30,	December 31,
Unaudited	2014	2013
LONG-TERM DEBT
12.75% Senior Secured Notes due December 15, 2016	$210,000	$210,000
7.0% Convertible Notes due December 15, 2017	57,500	57,500
Revolving Credit Facility due December 15, 2015	27,000	—
Other, primarily capital leases	1,444	998
Total long-term debt	295,944	268,498
Less: unamortized discount	(19,070)	(22,502)
Less: current portion	(734)	(397)
Total long-term portion	276,140	245,599
TOTAL DEBT	$276,874	$245,996

Reconciliation of Total Debt to Net Debt and Net Debt-to-Capital:	As of
(Dollars in thousands)	September 30,	December 31,
Unaudited	2014	2013
Total Debt	$276,874	$245,996
Less: Cash and Cash Equivalents	(11,805)	(30,829)
NET DEBT	$265,069	$215,167

Stockholders' Equity	$214,450	$309,894
Total Debt	276,874	245,996
CAPITAL	$491,324	$555,890

NET DEBT-TO-CAPITAL	53.9%	38.7%

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